Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-170429) and Form S-8 (Nos. 333-03983, 333-82751, 333-37262, 333-88510, 333-116250 and 333-159369) of Terex Corporation of our report dated February 18, 2011 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Stamford, Connecticut

February 18, 2011